UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 22, 2016 (March 22, 2016)

COMMUNITY HEALTH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-15925	13-3893191
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4000 Meridian Boulevard

Franklin, Tennessee 37067

(Address of principal executive offices)

Registrant’s telephone number, including area code: (615) 465-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On March 22, 2016, Quorum Health Corporation (“QHC”) issued a press release announcing the 2016 financial outlook for the new company following the completion of its spin-off from Community Health Systems, Inc. (“CHS”). As previously announced, QHC is expected to become an independent publicly traded company as a result of the spin-off by CHS of the stock of QHC to CHS’ stockholders. Upon completion of the spin-off, QHC will operate a group of 38 hospitals and Quorum Health Resources, LLC, a leading hospital management advisory and consulting business. A copy of the press release making this announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference into this Item 7.01.

The information reported in this report, including the materials attached as Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

The following item is included as an Exhibit to this Form 8-K and incorporated herein by reference:

Exhibit No.	Description

99.1	Quorum Health Corporation Press Release, dated March 22, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2016	COMMUNITY HEALTH SYSTEMS, INC.
(Registrant)

	By:	/s/ Kevin J. Hammons
Kevin J. Hammons
Senior Vice President and Chief Accounting Officer
(principal accounting officer)

Exhibit Index

Exhibit No.	Description

99.1	Quorum Health Corporation Press Release, dated March 22, 2016.